Reformation Announces Third Quarter Fiscal 2026 Results

Net Revenue grew over 19%; Active Customers increased 23%
Gross Margin Expanded ~250 bps to 60.4%
Raises Fiscal 2026 Net Revenue Growth Outlook to ~20% and Adjusted EBITDA Margin Outlook to High End of Previous Guidance to ~14.2%

LOS ANGELES, November 5, 2026 - Reformation Inc. (NYSE: REF) (the "Company"), the sustainable women’s fashion brand, today announced its financial results for the third quarter ended September 26, 2026.

Third Quarter Fiscal 2026 Financial Highlights (Compared to the Third Quarter of Fiscal 2025)
•Net revenue increased 19.1% to $173.6 million, driven by strength across channels and geographies
oDTC net revenues were $152.8 million, an increase of 16.7%
oWholesale and Other net revenues were $20.8 million, an increase of 40.8%
•Gross margin expanded 252 basis points to 60.4%
•Net loss was $(1.1) million or $(0.02) per share; reflecting a 165.9% effective tax rate driven by the tax impact of stock-based compensation as a result of the Company's initial public offering
•Adjusted EBITDA grew 64.2% to $23.1 million; adjusted EBITDA margin expanded 366 bps to 13.3%

“Our strong Q3 results, marking our 22nd consecutive quarter of double-digit revenue growth, reflect the durability of our business and momentum across our strategic growth pillars,” said Hali Borenstein, Chief Executive Officer. “The combination of our powerful brand, differentiated operating model, and significant white space ahead positions Reformation to continue to deliver double-digit growth in a large global market. We’re proud of our accomplishments this quarter and remain focused on delivering against our long-term objectives to drive sustainable profitability and shareholder value.”

Third Quarter Fiscal 2026 Results
Net revenue increased 19.1% to $173.6 million, driven by growth across channels, product categories and geographies.

DTC net revenues increased 16.7% to $152.8 million.
•Active Customers increased 23.4% to 1.25 million, driven by strength across both new customer acquisition and customer retention, underscoring the power of Reformation’s brand and product assortment.
•DTC Net Revenue per Customer declined 0.5% to $419, reflecting accelerated growth in new customers, who typically enter the brand at lower initial spend levels versus existing customers.
•The Company opened seven stores during the third quarter, including the reopening of the Palisades store, ending the period with 77 retail stores globally.

Wholesale and Other net revenue grew 40.8% to $20.8 million, driven by increased demand from existing wholesale partners.

International revenue increased 24.7% to $36.4 million, driven by widespread growth across the Company’s focus markets and the continued expansion of its retail footprint.

U.S. revenue increased 17.7% to $137.2 million, reflecting strength across channels, product categories, and growth in the Active Customer base.

Gross margin was 60.4% in the third quarter compared to 57.9% in the third quarter of 2025. The 252 basis point expansion was primarily driven by lower average tariff rates and higher average unit retail (AUR), partially offset by the accelerated growth in wholesale and other net revenue and allocated stock-based compensation expense in connection with the Company's initial public offering. Additionally, gross margin reflects approximately 50 basis points in IEEPA tariff-related net refunds from vendors.

Total operating expenses increased 31.3% to $97.5 million, or 56.1% of net revenue.

Marketing expenses increased 20.0% to $14.6 million, primarily reflecting continued investment in customer acquisition and retention. As a percentage of net revenue, marketing expense was 8.4% in the third quarter, flat to the prior-year period.

SG&A expenses increased 33.5% to $82.8 million. The dollar increase was primarily due to higher IPO-related stock-based compensation of $10.5 million, in addition to higher shipping expense and other variable expenses associated with higher sales volume, as well as costs associated with new stores and public company expenses.

Net loss was $(1.1) million, or $(0.02) per share, compared to net income of $5.0 million, or $0.10 per diluted share, in the prior-year period. Net loss reflects an effective tax rate of 165.9%. The higher rate was primarily driven by discrete tax impacts related to limitations on the deductibility of executive compensation as a result of the Company's IPO.

Adjusted EBITDA increased 64.2% to $23.1 million, compared to $14.1 million in the same prior-year period. Adjusted EBITDA margin* expanded 366 basis points to 13.3%.

Balance Sheet Highlights
Cash and cash equivalents totaled $97.7 million at the end of the third quarter of 2026. Total net debt was $36.2 million at the end of the third quarter.

Inventory was $83.8 million, compared to $61.6 million at the end of the third quarter of 2025, which was atypically low due to tariff-related supply chain disruption. Approximately one-third of the increase was attributable to the Company's strategic decision to hold more raw materials on hand to support increased speed to market. The remainder of the growth was associated with the seasonal inventory build and 17 new store openings over the last twelve months.

Full Year Fiscal 2026 Outlook
Based on its third quarter results and continued momentum in the fourth quarter to date, the Company is raising its full-year fiscal 2026 outlook and now expects:
•Net revenue to be in the range of $610 million to $612 million, representing growth in the range of 20% to 21% compared to last year. This compares to the Company's prior guidance range of $602 million to $606 million.
•Adjusted EBITDA margin* to be approximately 14.2%, at the high end of its prior guidance.
•Capital expenditures to be in the range of $26 million to $27 million for the year, primarily associated with 16 planned new store openings for the full year. The Company expects to end fiscal 2026 with 80 stores.

*Adjusted EBITDA margin is a non-GAAP financial measure. The Company is unable to provide a reconciliation of the non-GAAP financial outlook presented in this press release and on the Company’s conference call to its most directly comparable GAAP measure, net income (loss) margin, without unreasonable effort due to the challenge in quantifying various significant items, including, but not limited to, foreign currency fluctuations, taxes, increased tariffs, and any future restructuring and other charges and expenses.

Conference Call Information
A conference call to discuss third quarter results is scheduled for today, November 5, 2026, at 5:00 p.m. ET. To participate, please dial 1 (877) 270-2148 or (412) 317-6060 for international callers. The conference passcode is 10212429. A live webcast of the conference call will be available on the Company's investor relations website, investors.thereformation.com. A replay will be made available online approximately two hours following the live call.

Use of Non-GAAP Financial Measures and Other Operating Metrics
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (GAAP), we reference in this press release and the accompanying tables certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA margin.

We define Adjusted EBITDA as net income (loss) before interest, taxes, and depreciation and amortization as further adjusted for stock compensation expense, transaction costs, and other costs not indicative of our ongoing core operations. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net revenue. We use these non-GAAP financial measures to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results allows management to better understand our financial performance from period to period. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income or loss or any other performance measure in accordance with GAAP, or as an alternative to cash provided by operating activities as a measure of our liquidity.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the tables captioned "Reconciliation of Non-GAAP Financial Measures" included at the end of this release. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Glossary
Definitions of our other operating metrics are presented below.

We define Active Customers as the total number of unique customers who have placed at least one order through our e-commerce platform or retail or outlet stores within the last rolling 12 months (excluding retail concession customers, employee orders, gift-card only orders, and face mask only orders, as purchased during the COVID-19 pandemic).

We calculate DTC Net Revenue per Customer by dividing our DTC net revenue within the last rolling 12 months by the number of customers counted within the period in which an item in their purchase has shipped. We believe that DTC Net Revenue per Customer is a key operating metric that reflects our ability to generate DTC net revenue from our customer base on a trailing twelve-month basis.

About Reformation
Reformation is the largest sustainable womenswear brand on the planet (that we know of, anyways). We make beautiful, timeless apparel and accessories that inspire confidence across life stages and occasions. Over the past 17 years, we've built a culturally resonant brand designed to challenge retail conventions. Our business model pairs a smart approach to merchandising with a responsive supply chain, allowing us to consistently deliver covetable, on-trend products to more than one million active customers. Reformation operates retail stores across the US, UK, Canada and France, and serves more than 150 countries around the world through its e-commerce platform. For more information, visit thereformation.com.

Forward Looking Statements
This press release and the related conference call and communications contain statements which are, or may be deemed to be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of management about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements in this press release and related communications, other than statements of historical facts, are forward-looking statements. Forward-looking statements generally relate to future events, future financial or operating performance and may be identified by the use of words such as "plans", "believes", "expects", "intends", "will", "should", "could", "would", "may", "might", "anticipates", “continue”, “estimate”, “potential”, “predict”, “project”, “target”, "runway", the negative of these words, or similar words, phrases or terms of expression that concern Reformation’s expectations, strategy, plans or intentions. You should not place undue reliance on any forward-looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and reflect management’s current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of that time with respect to future events. Forward-looking statements in this press release include, but are not limited to, statements regarding our ability to drive growth, statements regarding our long-term objectives of sustainable profitability and shareholder value, the number of planned new store openings, our expected year-end store count and longer-term store expansion plans, statements regarding the expected drivers of growth and statements regarding our future financial and operating performance, including our outlook and guidance for the full year 2026. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur. These risks, uncertainties and other factors include but are not limited to: general economic conditions and their impact on consumer discretionary spending; the seasonality of our business; competition in the apparel industry; our ability to attract new customers and retain returning customers; our ability to maintain and enhance the value and reputation of our brand; the effect of tariffs imposed by the U.S. government or a global trade war; our ability to anticipate and respond to changing consumer preferences; our ability to accurately forecast customer demand; our ability to effectively manage our growth; our ability to grow our e-commerce and retail channels and execute our expansion into new markets; the risks associated with leasing property; our ability to achieve the sustainability targets and goals that we have announced; our expectations regarding sustainability initiatives; our ability to attract and retain qualified personnel; our reliance on suppliers to provide materials and to produce our products; our dependence on key suppliers; our ability to protect our intellectual property rights and any costs associated therewith; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (the "SEC"), including our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 30, 2026 and in our Quarterly Report on Form 10-Q for the period covered by this earnings release once filed, and our other filings made with the SEC from time to time. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release or related communications speaks only as of the date made and Reformation assumes no obligation and disclaims any obligation to update or revise any forward-looking or other statements contained herein, whether as a result of new information, future developments, or otherwise, except as required by law.

CONTACTS:
Investor Relations:
Investors@thereformation.com

Media:
Press@thereformation.com

REFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
13 and 39 Weeks Ended September 26, 2026 and September 27, 2025
(Unaudited)

	13 Weeks Ended		39 Weeks Ended

(in thousands except share and per share data)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

Net revenue	$173,565	$145,715	$441,097	$356,879
Cost of goods sold	68,680	61,327	153,744	140,047
Gross profit	104,885	84,388	287,353	216,832
Operating expenses
Marketing expenses	14,628	12,186	38,570	31,978
Selling, general and administrative expense	82,827	62,037	235,169	166,008
Total operating expenses	97,455	74,223	273,739	197,986
Income from operations	7,430	10,165	13,614	18,846
Other (expense) income
Interest expense	(4,973)	(3,997)	(11,787)	(12,184)
Interest income	1,369	412	1,867	1,481
Loss on extinguishment of debt	(2,220)	—	(2,220)	—
Other income, net	117	471	1,301	706
Total other (expense) income	(5,707)	(3,114)	(10,839)	(9,997)
Income before income taxes	1,723	7,051	2,775	8,849
Income tax provision	2,859	2,083	3,651	2,517
Net income (loss)	(1,136)	4,968	(876)	6,332
Other comprehensive income (loss), net of tax
Foreign currency translation gain (loss), net of tax	63	(366)	(499)	337
Total comprehensive income (loss)	$(1,073)	$4,602	$(1,375)	$6,669
Earnings (loss) per share
Basic	$(0.02)	$0.10	$(0.02)	$0.13
Diluted	$(0.02)	$0.10	$(0.02)	$0.12
Weighted-average shares used in per share calculation
Basic	56,012,207	49,784,463	51,864,109	49,784,463
Diluted	56,012,207	51,293,141	51,864,109	51,262,979

REFORMATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	September 26, 2026	December 27, 2025

Assets
Cash and cash equivalents	$97,748	$65,473
Accounts receivable, net	20,861	18,407
IEEPA tariff receivable	310	—
Inventories	83,841	60,640
Prepaid expenses and other current assets	24,365	16,393
Total current assets	227,125	160,913
Property and equipment, net	91,417	83,346
Right-of-use assets	185,687	167,695
Intangible assets, net	768	1,396
Trade name	309,100	309,100
Goodwill	209,421	209,421
Other noncurrent assets	4,787	5,996
Total assets	1,028,305	937,867
Liabilities and Stockholders' Equity
Accounts payable	$17,001	$7,656
Accrued expenses and other current liabilities	83,746	66,828
Current lease liabilities	19,065	16,670
Current portion of long-term debt	3,213	8,250
Deferred revenue	6,041	6,740
Total current liabilities	129,066	106,144
Long-term debt, net of current portion	130,775	147,724
Noncurrent lease liabilities	184,305	166,837
Deferred income tax liabilities	70,445	68,072
Deferred revenue, net of current portion	5,787	3,064
Other noncurrent liabilities	5,575	5,229
Total liabilities	525,953	497,070
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value; 500,000,000 and 107,025,000 shares authorized as of September 26, 2026 and December 27, 2025, respectively; 59,079,320 and 49,784,379 shares issued and outstanding as of September 26, 2026 and December 27, 2025, respectively	6	5
Additional paid-in capital	502,652	358,274
Retained earnings	168	82,493
Accumulated other comprehensive (loss) income	(474)	25
Total stockholders' equity	502,352	440,797
Total liabilities and stockholders' equity	$1,028,305	$937,867

REFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 Weeks Ended

(in thousands)	September 26, 2026	September 27, 2025
Cash flows from operating activities
Net income (loss)	$(876)	$6,332
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation of property and equipment	12,257	8,636
Change in operating lease right-of-use assets	16,108	13,691
Amortization of definite-lived intangible assets	628	628
Loss on extinguishment of debt	2,220	—
Amortization of debt issuance costs	822	845
Deferred income taxes	2,373	825
Stock-based compensation expense	35,380	858
Other	(12)	81
Increase (decrease) in cash due to changes in operating assets and liabilities
Accounts receivable	(2,489)	(7,520)
IEEPA tariff receivable	(310)	—
Inventories	(23,302)	(9,608)
Prepaid expenses and other current assets	(7,269)	(264)
Other noncurrent assets	(1,290)	(1,883)
Accounts payable	9,550	(609)
Accrued expenses and other current liabilities	12,600	8,601
Operating lease liabilities	(14,075)	(11,027)
Deferred revenue	2,044	668
Other noncurrent liabilities	346	175
Net cash provided by operating activities	44,705	10,429
Cash flows from investing activities
Purchases of property and equipment	(19,941)	(35,112)
Net cash used in investing activities	(19,941)	(35,112)
Cash flows from financing activities
Proceeds from Initial Public Offering, net of underwriting discounts	132,229	—
Payment of offering costs	(2,371)	—
Proceeds from exercise of stock options	67	—
Settlement of employee stock options	(5,822)
Proceeds from term loan, net of lender fees	89,211	—
Repayments on term loan	(114,125)	(3,074)
Payment of debt issuance costs	(209)	—
Payments for repurchase of common stock	(2,686)	—
Payment of dividends declared	(88,211)	—
Net cash provided by (used in) financing activities	8,083	(3,074)
Effect of exchange rate changes on cash and cash equivalents	(572)	681
Net change in cash and cash equivalents	32,275	(27,076)
Cash and cash equivalents
Beginning of the period	65,473	87,678
End of the period	$97,748	$60,602

REFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Unaudited)

Supplemental cash flow information
Cash paid during the year for
Income taxes, net of refunds	$4,148	$5,129
Interest	9,741	10,344
Noncash financing and investing activities
Deferred offering costs incurred, but not yet paid	4,090	—
Purchase of property and equipment included in accounts payable and accrued expenses and other current liabilities	1,294	1,656
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	34,190	48,041

REFORMATION
CONSOLIDATED REVENUE DATA
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(in thousands)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

United States	$137,169	$116,531	$353,592	$291,669
Rest of the world	36,396	29,184	87,505	65,210
Net revenue	$173,565	$145,715	$441,097	$356,879

	13 Weeks Ended		39 Weeks Ended
(in thousands)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025

Direct-to-consumer (DTC)	$152,799	$130,968	$386,548	$317,346
Wholesale and other	20,766	14,747	54,549	39,533
Net revenue	$173,565	$145,715	$441,097	$356,879

\

REFORMATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
	($ in thousands)		($ in thousands)
Net income (loss)	$(1,136)	$4,968	$(876)	$6,332
Interest and other expense (income)	5,707	3,114	10,839	9,997
Provision for income taxes	2,859	2,083	3,651	2,517
Depreciation and amortization	4,479	3,387	12,885	9,263
Stock-based compensation expense(1)	11,002	290	36,868	858
Transaction costs(2)	—	—	375	768
Legal costs(3)	176	209	596	371
Other one-time costs(4)	7	10	33	149
Adjusted EBITDA	$23,094	$14,061	$64,371	$30,255

Net revenue	$173,565	$145,715	$441,097	$356,879
Net income (loss) margin	(0.7)%	3.4%	(0.2)%	1.8%
Adjusted EBITDA margin	13.3%	9.6%	14.6%	8.5%
______________________

(1)Represents non-cash expenses primarily related to equity-based compensation programs, which may vary significantly from period to period depending on various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, modifications or settlements of awards, and the impact of repurchases of awards from employees.
(2)Represents costs incurred in connection with pursuing various strategic alternatives, including legal and accounting costs directly attributable to preparing for an IPO, and other strategic sell side and investment alternatives.
(3)Represents one-time legal costs and settlements.
(4)Represents one-time costs directly attributable to activities that are not indicative of our ongoing core operations, including, but not limited to, system implementation and duplicative expenses associated with store relocation.